Exhibit 31.2

Certification

I, Paul Tate, certify that:

1.                                       I have reviewed this Amendment No. 1 on Form 10-Q/A to the quarterly report on Form 10-Q of Frontier Airlines, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date        November 10, 2005

By:	/s/ Paul H. Tate
Paul H. Tate
Chief Financial Officer